UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2008

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450, Mountain View, California	94041
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (650) 694-2100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2008, SourceForge, Inc. ("Company") issued a press release announcing its financial results for the second quarter fiscal year 2008 ended January 31, 2008. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

In connection with recent publicity regarding the auction rate securities markets, the Company reports that included in its short-term investments are $10.85 million of auction rate securities as of February 26, 2008. All of these investments are AAA/Aaa rated securities collateralized by student loans, with approximately 93% of such collateral in the aggregate being guaranteed by the U.S. government under the Federal Family Education Loan Program.

Since February 14, 2008, three auctions have failed totaling $4.0 million related to the Company's auction rate securities. An auction fails when there is insufficient demand. However, this does not represent a default by the issuer of the auction rate security. Upon an auction failure, the interest rates do not reset at a market rate but instead reset based on a formula contained in the security, which rate is generally higher than the current market rate. The reset interest rates on the securities in the Company's portfolio range from 3.51% to as high as 18%. Each failed auction will be assessed individually but based on the related information currently at hand, the Company has no reason to believe that any of the underlying issuers of its auction rate securities are presently at risk or that these securities are otherwise impaired. If the issuers are unable to successfully close future auctions and their credit ratings deteriorate, the Company may be required to record an impairment charge on these investments in the future. With respect to auction rate securities that continue to have failed auctions, the Company may also have to wait until the final maturity of the underlying notes (between 2028 and 2045) to realize the investments' recorded value. At this time, there is a very limited market for these securities and liquidations of such securities, if possible, would likely be at a significant discount. The Company reported $58.6 million of total cash, cash equivalents and investments as of January 31, 2008 in its press release attached hereto as Exhibit 99.1. Based on the expected operating cash flows and our other sources of cash, cash equivalents and short-term investments, the Company does not anticipate that any potential lack of liquidity in its investment in auction rate securities will affect the Company's ability to execute its current business plan.

NOTE REGARDING FORWARD LOOKING STATEMENTS: This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and involve risks and uncertainties. These forward-looking statements include statements regarding the condition and status of the issuers of auction rate securities held in the Company's investment portfolio, their ability to hold successful auctions with respect to these securities in the future, potential impairment charges, expectations regarding the Company's ability to meet its future liquidity needs, and the potential for any lack of liquidity to affect the Company's ability to execute on it business plan. Actual results may differ materially and adversely from those expressed or implied in such forward-looking statements due to various factors. Such factors include the financial condition of issuers of auction rate securities held in the Company's investment portfolio and their ability to hold successful auctions with respect to such securities in the future in light of prevailing market conditions, the Company's liquidity needs in operating its business and the potential that auction rate securities contained in the Company's investment portfolio may not be liquid on reasonable terms until final maturity between 2028 and 2045.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by SourceForge, Inc. entitled SourceForge Reports Second Quarter Fiscal 2008 Results*

*This exhibit is furnished to, but not filed with, the Securities and Exchange Commission by inclusion herein.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SourceForge, Inc. (Registrant)
February 26, 2008 (Date)	/s/ PATRICIA S. MORRIS Patricia S. Morris Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by SourceForge, Inc. on February 26, 2008 entitled SourceForge Reports Second Quarter Fiscal 2008 Results